Exhibit 15

October 26, 2012

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We are aware that our report dated October 26, 2012 on our review of interim financial information of United Technologies Corporation (the “Corporation”) for the three-month and nine-month periods ended September 30, 2012 and 2011 and included in the Corporation’s quarterly report on Form 10-Q for the quarter ended September 30, 2012 is incorporated by reference in its Registration Statement on Form S-3 (No. 333-167771) as amended by Post-Effective Amendment No.1 on Form S-3 (No. 333-167771), in the Registration Statement on Form S-4 (No. 333-77991) as amended by Post-Effective Amendment No. 1 on Form S-8 (No. 333-77991) and in the Registration Statements on Form S-8 (Nos. 333-183123, 333-177520, 333-177517, 333-175781, 333-175780, 333-156390, 333-150643, 333-125293, 333-110020, 333-100724, 333-100723, 333-100718, 333-82911, 333-77817, 333-21853, 333-21851 and 033-51385).

Very truly yours,

/s/ PricewaterhouseCoopers LLP

Hartford, Connecticut

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